EX-99.B11




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 23, 1998, relating to the financial statements and financial highlights appearing in the April 30, 1998 Annual Report to Shareholders of Nations Cash Reserves, Nations Treasury Reserves, Nations Government Reserves, and Nations Municipal Reserves, portfolios of Nations Institutional Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "How The Funds Are Managed - Other Service Providers" in the Prospectuses and under the heading "Experts and Financial Information" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 24, 1998